UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 16, 2022

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, the Board of Directors of JELD-WEN Holding, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, adopted the JELD-WEN Deferred Compensation Plan (the “Plan”). The Plan is an unfunded, unsecured nonqualified deferred compensation plan that allows participants to defer cash and stock compensation in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986. Members of the Board, officers and other highly compensated employees are eligible to participate in the Plan. Participation is voluntary.

Employee participants may elect to defer up to: 80% of their base salary; 100% of any performance-based or other cash bonuses; and 100% of service- or performance-based stock unit awards. Board members may elect to defer up to 100% of their director fees and stock unit awards. Cash amounts credited to a participant’s account will be notionally invested in one or more investment funds chosen by the participant.

Distributions under the Plan will generally be paid in a lump sum or in up to ten annual installments, as elected by the participant, upon the participant’s separation from service. Participants may also elect in-service distributions of their deferrals of base salary, bonuses and director fees to occur on a fixed date, either in a lump sum or in up to five annual installments; however, if a participant separates from service prior to the fixed date, the in-service distribution election will become void and payment will be made on account of the separation from service as described above. In the event of the participant’s death or disability, distribution will be made in a lump sum payment (to the participant’s beneficiary in the case of death).

All distributions with respect to cash deferrals are paid in cash. Cash payments under the Plan are expected to be made from the general assets of the Company, although the Company may establish a trust as a reserve for the benefits payable under the Plan. Deferred stock units will settle in shares of the Company’s Common Stock, issued pursuant to the Company’s stock incentive plans in effect from time to time.

In its discretion the Company may credit one or more additional contributions to participant accounts—including credits meant to restore the benefits participants lose in tax-qualified retirement plans due to tax law limitations, and other discretionary credits.

Participants will be fully vested at all times in their cash elective deferrals and any Company discretionary restoration credits. Participants vest in stock unit deferrals according to the vesting schedule of the original stock unit award under the relevant stock incentive plan. Discretionary credits from the Company other than restoration credits will vest according to a vesting schedule established by the Plan administrator, but will vest in full upon the earlier of the participant attaining 65 years of age or the participant’s death or disability.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1+	The JELD-WEN Deferred Compensation Plan, effective April 1, 2022
104	Cover Page Interactive Data file (formatted as Inline XBRL).
+	Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2022		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1+	The JELD-WEN Deferred Compensation Plan, effective April 1, 2022
104	Cover Page Interactive Data file (formatted as Inline XBRL).
+	Indicates management contract or compensatory plan.